UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 27, 2011

OP-TECH Environmental Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19761	91-1528142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Adler Drive, East Syracuse, NY		13057
(Address of principal executive offices)		(Zip Code)

(315) 437-2065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2011, Op Tech Environmental Services, Inc. (the “Company”) entered into a Loan Agreement with First Niagara Bank, N.A. (“First Niagara”) for a Demand Grid Note.  Pursuant to the Loan Agreement and the related Demand Grid Note, the Company may borrow up to $5,000,000 in various tranches.  The term of any note under the Demand Grid Note shall be set out therein, although the Company may prepay any outstanding amounts due under a note and First Niagara may demand the repayment of the entire outstanding amount of any note for any reason without prior notice to the Company.

Any amounts outstanding under notes issued under the Demand Grid Note will bear interest on a monthly basis at the annual rate of LIBOR (London Interbank Offered Rate) at the start of the applicable month plus 3.5% pro-rated for that month.  In the event of default (which includes failure to make payments due under any notes or on third-party indebtedness, violation of covenants within the Loan Agreement or any event which, in First Niagara’s opinion causes a material adverse change in the Company’s business) the interest due on outstanding amounts shall increase an additional 6% per annum.

The Company has agreed that during the term of the Loan Agreement, it shall not pay any dividends or make any distributions and that it shall not allow any indebtedness to third parties, with the exception of certain outstanding indebtedness, to exist in excess of $150,000 (or $600,000 in the case of indebtedness related to insurance financing notes).

On April 22, 2011, the Company issued a term note (the “Term Note”) to First Niagara in exchange for a payment of $3,000,000 to the Company.  Under the Term Note, the Company is to pay off $50,000 of principal each month in addition to interest on a monthly basis at the annual rate of LIBOR at the start of the applicable month plus 3.5% pro-rated for that month. The Company has the one-time option to fix the interest rate to the Federal Loan Home Rate [(New York)] (“FHLR”) plus 3.5%.  For so long as the Term Note is subject to the variable LIBOR interest rate, the Company may not prepay it in whole or in part.  If the note is subject to the FHLR, the Company may prepay all or a portion of the Term Note at a premium ranging from 5% if the first year of the Term Note to 1% if in the last year.  In the event that the Company is ten days late in the payment of any amount due, it is to pay a penalty equal to 6% of that overdue amount.

The Loan Agreement, the Demand Grid Note and the Term Note are secured by a General Security Agreement and a Specific Security Agreement that collateralize all of the Company’s accounts receivable, inventory and equipment now owned or acquired later.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company undertook a direct financial obligation as set out in Item 1.01.

Item 9.01                       Financial Statements and Exhibits.

Exhibits.

10.1	Loan Agreement, dated April 21, 2011, between the Company and First Niagara
10.2	Demand Grid Note, dated April 21, 2011, between the Company and First Niagara
10.3	Term Note, date April 21, 2011, between the Company and First Niagara
10.4	General Security Agreement, dated April 21, 2011, between the Company and First Niagara
10.5	Specific Security Agreement, dated April 21, 2011, between the Company and First Niagara

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Op Tech Environmental Services, Inc.

Date: April 27, 2011

By:              /s/  Charles B. Morgan
Name:         Charles B. Morgan
Title:           Chief Executive Officer